Exhibit 99.1

Joint Development Participation Agreement

THIS AGREEMENT made this 5th day of July, 2007, between

Daybreak Oil and Gas, Inc.

Sam L. Pfiester 2006 Trust and

Chicago Mill Joint Venture, hereinafter referred to collectively as “Daybreak et al”, and

Dudley J. Hughes, LLC

Arrowhead Resources, Inc. and

Orr Exploration, Ltd., hereinafter referred to collectively as “Purchaser”.

WHEREAS, Daybreak et al and Purchaser hereinafter collectively known as "the Parties", desire to jointly develop the Tensas River Farm Project in accordance with the terms and conditions outlined below:

Area of Mutual Interest
The area covered by this Agreement shall be all the lands in Tensas and Franklin Parishes, Louisiana within the 60-square miles Area of Mutual Interest ("AMI") outlined in the Exhibit A-2 of the Operating Agreement attached hereto, excluding the following three 320-acre drilling or producing units:

1)	Daybreak Oil and Gas, Inc. ‘Tensas River Farm No F-1’ covering E/2 of E/2 Section 19 and W/2 of W/2 of Section 20-12N-10E Tensas Parish;
2)	Daybreak Oil and Gas, Inc. ‘Tensas River Farm No. F-3’ covering S/2 of Section 17-12N-10E Tensas Parish; and
3)	Daybreak Oil and Gas, Inc. ‘Tensas River Farm No. B-1’ covering the E/2 of SE/4 Section 22 and SW/4 and W/2 of SE/4 of Section 23-12N-9E Franklin Parish

All lands and leases, and all new equipment, saltwater disposal systems, pipelines, and gas gathering systems acquired by the Parties within the AMI after the execution of this Agreement shall be subject to this Agreement. Notwithstanding this provision, it is understood and agreed to by all of the Parties that Daybreak et al retains sole ownership of the existing natural gas flowline, installed by Daybreak et al prior to this Agreement, that connects the Tensas River Farm No F-1 surface facilities to the gas transportation pipeline currently owned by and known as the Locust Ridge Pipeline.

Commitment
Upon the execution of this Agreement, Purchaser commits to pay all of the costs attributable to Purchaser's ownership of a sixty (60%) of 8/8ths working interest in four new wells (“New Wells”) that will be drilled within the AMI.

•
One New Well will be the Lower Tuscaloosa well at the geographic surface location labeled “A-1” on the prospect maps and located in the SE/4 of Section 13-12N-10E Tensas Parish and drilled to a depth of 8,400’ or to a depth sufficient to test the Basal Lower Tuscaloosa Sand.

•
A second New Well will be the Lower Tuscaloosa well at the geographic surface location labeled “F-2” on the prospect maps and located in the NE/4 of Section 30-12N-9E Tensas Parish and drilled to a depth of 8400' or to a depth sufficient to test the Basal Lower Tuscaloosa Sand.

•
A third New Well will be a horizontal well at a location chosen by a majority of working interest participants and shall consist of drilling a vertical wellbore to 6300' or to a depth sufficient to test the top 400’ of the Upper Selma Chalk. If a majority of working interest participants elects to do so, a subsequent 1,000-foot or longer horizontal lateral shall be drilled from the vertical wellbore.

•
The fourth New Well can be either a Lower Tuscaloosa Basal Sand well, a Selma Chalk horizontal well, or a well to test the Paluxy formation at an approximate depth of 8800’ or to a depth sufficient to test the Upper Paluxy formation and will be mutually decided by a majority of working interest participants after the Parties drill the first three New Wells.

Purchaser acknowledges that its participation in all four New Wells is a requirement hereto. Purchaser's failure to participate in or payment for all of Purchaser's costs in drilling any New Well shall result in Purchaser's immediate forfeiture of all right, title and interest in any rights hereto in the entirety of the AMI. Following said forfeiture, Purchaser shall only own Purchaser's working interest in the New Wells which Purchaser participated in and paid its full share of all drilling and completion costs, including surface facilities and pipelines. Purchaser further agrees that in the event of forfeiture, Purchaser surrenders any right to acquire any leasehold, royalty or working interest within the AMI as long as the AMI exists. New wells will be drilled on 320-acre spacing.

Joint Operating Agreement
Operations to drill complete and produce the wells will be subject to a Model Form Joint Operating Agreement (“JOA”) AAPL Form 610-1982 CHICAGO MILL PROJECT dated September 1, 2006 attached hereto and made a part hereof, subject to the following amendments:

•
Article XV pg 14-a (A)Conflict Between Exploration Agreement and Joint Operating Agreement: shall hereby be changed to read “...and the terms and provisions of that certain unrecorded Joint Development Participation Agreement dated July 5, 2007 between Daybreak Oil and Gas, Inc. et al and Purchaser”.

•
Exhibit A-l shall be changed as attached hereto to include all oil and gas leases purchased by Daybreak et al within the AMI as of July 5, 2007. Purchaser will pay its proportionate share of delay rentals on the subject leases. Failure to pay delay rentals will forfeit Purchaser's interest in the lease.

•	Exhibit “A” shall be replaced with the attached Exhibit “A” as amended on July 5, 2007 and subject to the following provisions:

1)
The primary reservoir(s) to be developed in the Tensas River Farm Project, Franklin and Tensas Parishes, is sands productive of gas (or oil) in the Lower Tuscaloosa Formation at approximately 8400 feet. The Area of Interest is set out in Exhibit A-2 of that certain CHICAGO MILL PROJECT Operating Agreement dated September 1, 2006.

2)
It is agreed that each initial “earning” well (Exhibit “A”) will be permitted on 320 acre drilling units. The first well to be drilled on each 320 acre tract shall be as a “Before Payout” (i.e. Purchaser will pay 60% of working interest drilling cost and 60% of the completion cost, if a completion attempt is warranted). The tract for each earning well will encompass 320 acres whether or not the acreage is all within the permitted drilling unit.

3)
On reaching total depth, regardless of completion or plugging of the well, Purchaser will earn “After Payout” interest in the 320 acre tract (i.e. 30% in the Lower Tuscaloosa Formation; 40% in Selma Chalk Formation; 45% of the Paluxy Formation; and 45% of all other Formations which may be productive). On the initial well, if productive, Purchaser will retain the 60% “Before Payout” interest until payout occurs.

4)
After the initial earning well is drilled on each 320 acre tract, future drilling within that 320 acres will be on “After Payout” interest bases as set out in “3” above, regardless of spacing set by regulatory agencies.

Overriding Royalty Interest
Within the AMI, as to all lands and oil and gas leases acquired by the Parties, Chicago Mill Joint Venture shall be entitled to the reservation of an overriding royalty interest, proportionately reduced, equal to the difference (if any) between the leasehold burdens and 25% in all oil, gas, or other liquid or gaseous hydrocarbons produced, saved and sold from the assigned leases.

Miscellaneous Provisions
1)
This Agreement shall be binding upon the parties hereto, their heirs, executors, successors and assigns. Any transfer of interest by any Party shall be expressly subject to the JOA and to this Agreement.

2)	If any provision in the Agreement is inconsistent with the JOA, then this Agreement shall prevail.
3)	This action shall be interpreted and governed by Louisiana law, regardless of any conflicts of laws analysis.

4)
Any provision of this Agreement, including particularly but not limited to the provisions concerning the AMI, may be specifically enforced by any Party, in addition to seeking damages for the breach of this Agreement. If any Party is found to be in breach of this Agreement, the breaching Party shall be liable to the non-breaching Parties for all cost and expenses incurred by the non-breaching Parties in enforcing the terms of this Agreement, including an award of reasonable attorney's fees and all expert fees and other costs and expenses of discovery, regardless whether such costs would or would not be taxed as costs of court.

5)
This Agreement may be executed in multiple counterparts, each of which so executed shall be given the effect of execution of the original agreement. The failure of any Party to execute this Agreement shall not render it ineffective as to any Party hereto who does execute same.

6)	Nothing in this Agreement shall be construed to create a partnership.
7)	The captions and headings herein are solely for convenience and reference only.
8)
In case any one or more of the covenants, agreements or provisions hereof be determined to be invalid, illegal or unenforceable in any respects, the validity of the remaining covenants, agreements, or provisions hereof shall in no way be affected or prejudiced thereby.

9)	This Agreement represents the entire agreement between Daybreak et al and Purchaser and supersedes any and all prior discussions or writings.

Representations of Purchaser
Purchaser represents and warrants to Daybreak et al
(i)
that Purchaser, either alone or together with Purchaser' advisors, has sufficient knowledge and experience in business and financial matters to evaluate the merits and other risks of an investment in oil & gas exploration and all other rights and interests in the Tensas River Farm Project acquired pursuant to this Agreement,

(ii)
that in making its decision to enter into the Agreement, Purchaser has relied on independent investigations made by Purchaser and its representatives, including Purchaser's own professional geological, tax, and business advisors,

(iii)
and that Purchaser and its representatives have been given the opportunity to examine all relevant documents and to ask questions of, and to receive answers from, Tensas River Farm Project, or any person(s) acting on their behalf concerning the terms and conditions of the Agreement, and to obtain any additional information necessary to verify the accuracy of the information provided. Purchaser acknowledges and agrees that the oil and gas business is highly speculative and that Tensas River Farm Project has made no representations to Purchaser that production will be obtained from any Prospect, or as to the possibility of gain or the avoidance of loss with respect to any Prospect. Purchaser acknowledges and agrees that any subsequent sale, assignment, or transfer of any interest in the Tensas River Farms Project owned by Purchaser, either directly or indirectly, shall be made pursuant to an in accordance with the Securities Act and all applicable state securities laws, if and where applicable. Any such sale, assignment or transfer by Purchaser shall be made in compliance with and subject to all of the terms of this Agreement and the Joint Operating Agreement.

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JOINT DEVELOPMENT PARTICIPATION AGREEMENT dated July 5, 2007
TENSAS RIVER FARM (CHICAGO MILL) PROJECT
Tensas and Franklin Parishes, Louisiana

Agreed to and Accepted this _____ day of ____________ 2007 by

OPERATOR
Daybreak Oil and Gas, Inc.

/s/ Thomas C. Kilbourne
Thomas C. Kilbourne, Treasurer

NON-OPERATORS

Chicago Mill Joint Venture	Sam L. Pfiester 2006 Trust

/s/ Sam L. Pfiester Sam L. Pfiester, JV Manager	/s/ Sam L. Pfiester Sam L. Pfiester, Trustee

Arrowhead Resources, Inc.	Dudley J. Hughes, LLC

/s/ Kirby Cochran	/s/ Dudley J. Hughes
Kirby Cochran	Dudley J. Hughes, Manager

Orr Exploration, Ltd.

/s/ Bill R. Orr
Bill R. Orr, Managing Partner

EXHIBIT "A"

Attached to and made a part of that certain Joint Operating Agreement dated September 1, 2006 as amended on July 5, 2007 between Daybreak Oil and Gas, Inc., as Operator and Chicago Mill Joint Venture et al as Non-Operators, covering the Tensas River Farm (Chicago Mill) Prospect, Franklin and Tensas Parishes, Louisiana.

1.	Lands Subject to this Agreement:
All of the lands in Franklin and Tensas Parishes, Louisiana within the 60-square mile 3-D Survey as set out in the Area of Interest in Exhibit A-2 of that certain Chicago Mill Project Operating Agreement dated September 1, 2006.

2.	Restrictions as to Depth. Formation, or Substance:
None, except as may be provided in any of the oil, gas, and mineral leases described hereinafter in Exhibit “A-1”.

3.	Names, Addresses, and Interests of the Parties to this Agreement

Before Payout (BPO) - After Payout (APO) Basis for each well productive from the specified formations:

	Before Payout	After Pavout
		Lower Tusc	Selma Chalk	Paluxy	Other Formations

Daybreak Oil and Gas, Inc.	24.5%	34.75%	30.75%	28.75%	28.25%
Sam L.Pfiester 2006 Trust	7.5%	9.25%	9.25%	9.25%	9.25%
Chicago Mill Joint Venture	0%	18%	12%	9%	9%
Jerry P. Ogden*	8%	8%	8%	8%	8%
Orr Exploration, Ltd.	15%	7.5%	10%	11.25%	11.25%
Dudley J. Hughes, LLC	25%	12.5%	16.67%	18.75%	18.75%
Arrowhead Resources, Inc.	20%	10%	13.33%	15%	15%

	100%	100%	100%	100%	100%

*Jerry P. Ogden's interest, his heirs, successors and assignees, is subject to that certain Operating Agreement dated September 1, 1006 covering the Contract Area and is not subject to this July 5, 2007 amendment thereto.

The term "After Payout" as used in this Agreement shall mean that point in time at which the cumulative net proceeds (as hereinafter defined) of each well drilled are equal to the cumulative well costs (as hereinafter defined).
A.        The term 'net proceeds' shall mean the proceeds derived by Operator prior to payout from each well as described in the Operating Agreement though the sale of oil and/or gas produced and saved from or attributable to the production unit established for each well, after deducting therefrom all royalties, overriding royalties and other leasehold burdens, including gathering costs, marketing costs and all production, excise, severance, windfall profit and other taxes applicable to such production; and the salvage or sale of any interest in any personal property, fixtures or equipment for the well or used or obtained in connection therewith; and insurance contract settlements covering losses to property pursuant to operations or activities covering the well.
B.        The term 'well costs' shall mean the actual, direct cost of drilling, completing, testing, equipping and operating the well, as determined in accordance with Exhibit "C" (COPAS) of the Joint Operating Agreement prior to the occurrence of payout.